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Exhibit 21

Subsidiaries of American Equity Investment Life Holding Company

    American Equity Investment Life Insurance Company

    American Equity Capital Trust I

    American Equity Capital Trust II

    American Equity Investment Properties, L.C.

    American Equity Capital, Inc.

    American Equity Investment Life Insurance Company of New York

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  Exhibit 21
Subsidiaries of American Equity Investment Life Holding Company